UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2010

REGENERX BIOPHARMACEUTICALS, INC.
 (Exact name of registrant as specified in its charter)

Delaware	001-15070	52-1253406
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15245 Shady Grove Road, Suite 470, Rockville, MD	20850
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (301) 208-9191

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously reported, on October 26, 2010, RegeneRx Biopharmaceuticals, Inc. (the “Company”) received a notice from the staff of the NYSE Amex (the “Exchange”) stating that the Company had failed to regain compliance with the Exchange’s continued listing standards and that, accordingly, the Company’s common stock was subject to a delisting proceeding. Primarily, the Exchange advised the Company that it was not in compliance with Section 1003(a)(iii) of the Exchange’s Company Guide because the Company’s stockholders’ equity was less than $6,000,000. In accordance with Sections 1009(d) and 1203 of the Exchange’s Company Guide, the Company appealed the determination and requested a hearing before the Exchange’s Listing Qualifications Panel. The hearing was scheduled to occur on December 17, 2010.

On December 15, 2010, the Company notified the Exchange of its intent to withdraw the request for a hearing, and the Exchange notified the Company that the Company’s common stock would be suspended from the Exchange with the open of trading on December 23, 2010. The Company’s common stock is expected to be quoted on the OTC Bulletin Board as of December 23, 2010. The Company intends to continue to file periodic reports with the SEC pursuant to the requirements of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

REGENERX BIOPHARMACEUTICALS, INC.

By:	/s/ J.J. Finkelstein

J.J. Finkelstein
President and Chief Executive Officer

Date: December 21, 2010